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                                                                    EXHIBIT 99.1

Noteholders' Statement for Student Loan Funding 1998-A/B Trust
(successor to Student Loan Funding LLC)
Student Loan Senior & Subordinate Asset Backed Notes
for Collection Period Ending:      June 30, 1999
CUSIP
$400,000,000 Senior Series 1998A1-3                               86387QAF1 F/K/A 86387QAA2
$93,300,000 Senior Series 1998A1-4                                86387QAG9 F/K/A 86387QAB0
$90,000,000 Senior Series 1998A1-5                                86387QAH7 F/K/A 86387QAC8
$90,000,000 Senior Series 1998A1-6                                86387QAJ3 F/K/A 86387QAD6
$54,500,000 Subordinate Series 1998B1-3                           86387QAK0 F/K/A 86387QAE4

DISTRIBUTION DATE
$400,000,000 Senior Series 1998A1-3                                           July 30, 1999
$93,300,000 Senior Series 1998A1-4                                            July 15, 1999
$90,000,000 Senior Series 1998A1-5                                            July 22, 1999
$90,000,000 Senior Series 1998A1-6                                            July 29, 1999
$54,500,000 Subordinate Series 1998B1-3                                       July 30, 1999


(a)      Principal Factor:
                       (i)            1998 A1-3 Notes:                            0.8122024
                       (ii)           1998 B1-3 Notes:                            1.0000000

(b) Amount of principal being paid or distributed:
                       (i)            1998 A1-3 Notes:                       $13,732,674.16
                       (ii)           1998 A1-4 Notes:                       $         0.00
                       (iii)          1998 A1-5 Notes:                       $         0.00
                       (iv)           1998 A1-6 Notes:                       $         0.00
                       (v)            1998 B1-3 Notes:                       $         0.00

(c) Amount of interest being paid or distributed based upon the
    Formula Rate:
                       (i)            1998 A1-3 Notes:                       $ 1,577,375.15
                       (ii)           1998 A1-4 Notes:                       $   365,010.33
                       (iii)          1998 A1-5 Notes:                       $   360,500.00
                       (iv)           1998 A1-6 Notes:                       $   364,000.00
                       (v)            1998 B1-3 Notes:                       $   283,854.17

    Formula Interest Rates:
                       (i)            1998 A1-3 Notes:                             5.59000%
                       (ii)           1998 A1-4 Notes:                             5.03000%
                       (iii)          1998 A1-5 Notes:                             5.15000%
                       (iv)           1998 A1-6 Notes:                             5.20000%
                       (v)            1998 B1-3 Notes:                             6.25000%

    Interest Rates if they were based upon the Net Loan Rate:
                       (i)            1998 A1-3 Notes:                                7.54%
                       (ii)           1998 A1-4 Notes:                                7.53%
                       (iii)          1998 A1-5 Notes:                                7.53%
                       (iv)           1998 A1-6 Notes:                                7.53%
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
                       (v)            1998 B1-3 Notes:                               6.25%

(d) Amount of distribution allocable to any Noteholders'
    Interest Carryover:
                       (i)            1998 A1-3 Notes:                     $          0.00
                       (ii)           1998 A1-4 Notes:                     $          0.00
                       (iii)          1998 A1-5 Notes:                     $          0.00
                       (iv)           1998 A1-6 Notes:                     $          0.00
                       (v)            1998 B1-3 Notes:                     $          0.00

(e) Pool Balance on May 31, 1999:                                          $631,418,993.00
    Pool Balance on June 30, 1999:                                         $622,096,341.00
                       (i)            Parity Percentage                             97.98%
                       (ii)           Senior Parity Percentage                     106.89%

(f) After giving effect to distributions on this Distribution
    Date:
                       (i)            1998 A1-3 Notes:                     $324,880,953.39
                       (ii)           1998 A1-4 Notes:                     $ 93,300,000.00
                       (iii)          1998 A1-5 Notes:                     $ 90,000,000.00
                       (iv)           1998 A1-6 Notes:                     $ 90,000,000.00
                       (v)            1998 B1-3 Notes:                     $ 54,500,000.00

    Total Series A Notes outstanding:                                      $598,180,953.39
    Total Notes outstanding:                                               $652,680,953.39

(g) Amount of Program Operating Expenses
    to be allocated for the upcoming Distribution Date:                    $    459,644.00

(h) (i) Aggregate amount of Realized Losses (if any) for the
        Collection Period immediately preceding the Distribution Date:     $      4,315.00
    (ii) Amount received for recoveries of Realized Losses
         from a previous Collection Period:
              (a) interest                                                 $          0.00
              (b) principal                                                $          0.00

(i) (i) Amount of distribution attributable to the Reserve Fund:           $    139,839.78
    (ii) Amount of distribution attributable to the Acquisition Fund:      $          0.00
    (iii) Amount of distribution attributable to other Indenture accounts: $ 15,454,063.70
    (iv) Reserve Fund Balance:                                             $  9,856,364.64
    (v) Acquisition Fund Balance:                                          $          0.00
    (vi) Other Indenture Account Balances:                                 $  1,798,545.60
    (vii) Amount of Parity Percentage Payments:                            $  4,270,182.38

(j) The aggregate amount paid for Financed Student Loans
    purchased by the trust during the immediately preceding
    Collection Period:                                                     $          0.00

(k) Amount of Financed Student Loans:
    (i) that are 31 through 60 days delinquent:                            $ 23,412,909.00
    (ii) that are 61 through 90 days delinquent:                           $ 14,643,787.00
    (iii) that are 91 through 120 days delinquent:                         $ 11,782,409.00
    (iv) that are more than 120 days delinquent:                           $ 31,314,308.00
    (v) for which claims have been filed with the appropriate Guaranty
        Agency, guarantor, or escrow fund and which are awaiting payment:  $  1,824,013.00

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